FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. DECLARES
SEMI-ANNUAL DIVIDEND

BLACKSBURG, VA, MAY 9, 2012:  The Board of Directors of National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today approved payment on June 1, 2012 of a semi-annual dividend of $0.53 per share to all stockholders of record as of May 21, 2012.  The dividend is 10.4% higher than the semi-annual dividend that was paid on June 1, 2011.  James G. Rakes, Chairman, President & CEO said, “We are pleased to be able to provide this return on investment to stockholders in the form of an increased dividend.”

In other business, the Board renewed its authorization of a stock repurchase plan under which management is authorized to purchase up to 100,000 shares of National Bankshares, Inc.’s common stock in the open market.  The authorization extends from June 1, 2012 to May 31, 2013.   The Company’s current stock repurchase plan expires on May 31, 2012.  National Bankshares’ management has not yet determined how many shares, if any, might be purchased under the continued stock repurchase plan.

National Bankshares, Inc. is a financial holding company headquartered in Blacksburg, Virginia, with total assets of approximately $1.08 billion.  It is the parent company of National Bank, a 121 year-old community bank with 25 offices throughout Southwest Virginia.  Additional information is available on the Company’s web site at www.nationalbankshares.com.

  Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.